Exhibit 99.1

Galectin Therapeutics Reports on Key 2013 Scientific, Development and

Regulatory Milestones, Highlights Corporate and Financial Activity

Norcross, GA (January 8, 2014) – Galectin Therapeutics Inc. (NASDAQ: GALT), the leading developer of therapeutics that target galectin proteins to treat fibrosis and cancer, today released a report on the Company’s key scientific, development and regulatory milestones and corporate activity that contributed to the Company’s progress in 2013.

Key activity in 2013 included:

•	Submission of an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) for the Company’s proprietary galectin inhibitor GR-MD-02 in fatty liver disease, and subsequent notification from the FDA to proceed with a Phase 1 clinical trial for GR-MD-02 in fatty liver disease with advanced fibrosis.

•	Receipt of Fast Track designation from the FDA for GR-MD-02 in fatty liver disease.

•	First patient enrolled in the first-in-man Phase 1 clinical trial for GR-MD-02 in fatty liver disease, currently taking place at six trial sites across the U.S.

•	Preclinical data showed the Company’s galectin inhibitors may have therapeutic effect in diabetic kidney disease, contribute to reversal of cirrhosis and reduction of fibrosis, and significantly improve non-alcoholic steatohepatitis (NASH) activity.

•	Two executives were added to the Company’s management team and several key investments occurred, including the exercise of common stock purchase warrants and a private placement of 500,000 shares of unregistered common stock.

“I am pleased to report that 2013 was a year of noteworthy progress for Galectin Therapeutics,” said Peter G. Traber, M.D., Chief Executive Officer, President and Chief Medical Officer, Galectin Therapeutics. “We believe strongly that galectin inhibitors hold immense promise for the treatment of fibrosis and inflammation, and the Company will continue to work diligently toward the ultimate goal of bringing a first-in-class treatment to the millions of Americans suffering from fatty liver disease with advanced fibrosis.”

A summary of Galectin Therapeutics’ accomplishments in 2013 can be found on the Company’s website at www.galectintherapeutics.com/GALT2013.

About Galectin Therapeutics

Galectin Therapeutics (Nasdaq:GALT) is developing promising carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. These statements include those regarding preclinical data and the potential role for GR-MD-02 and GM-CT-01 in the treatment of liver fibrosis and cirrhosis in humans. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others, that our plans, expectations and goals regarding any preclinical data and potential therapeutic uses and benefits of our drugs and any future pre-clinical or clinical studies are subject to factors beyond our control. Future clinical studies may not begin or produce positive results in a timely fashion, if at all, and could prove time consuming and costly. Plans regarding development, approval and marketing of any of our drugs are subject to change at any time based on the changing needs of our company as determined by management and regulatory agencies. Regardless of the results of current or future studies, we may be unsuccessful in developing partnerships with other companies or obtaining capital that would allow us to further develop and/or fund any studies or trials. To date, we have incurred operating losses since our inception, and our ability to successfully develop and market drugs may be impacted by our ability to manage costs and finance our continuing operations. For a discussion of additional factors impacting our business, see our Annual Report on Form 10-K for the year ended December 31, 2012, and our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

CONTACT: Galectin Therapeutics Inc.

Peter G. Traber, MD, 678-620-3186

President, CEO, & CMO

ir@galectintherapeutics.com